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                 CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK
                           1998 CHANGE OF CONTROL PLAN


                                    ARTICLE I
                                     PURPOSE

     The purpose of the Plan is to recognize the contributions to the success and profitability of CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK (the "Bank") provided by officers of the Bank through the payment of certain future compensation (as described herein) that will (a) increase the interest of such officers in the Bank's welfare and (b) furnish an incentive to such officers to continue their services for the Bank. This Plan shall be interpreted, for all purposes, in a manner that will effectuate the purposes, objectives, and intentions set forth in this Article. The substance of this Plan has been adopted by the Compensation Committee of the Board of Directors of the Bank.

                                   ARTICLE II
                                   DEFINITIONS

     For purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

     "Bank" means California Federal Bank, A Federal Savings Bank.

     "Bank Board" means the Board of Directors of the Bank.

     "Business Combination" shall have the meaning set forth within the definition of "Change of Control."

     "Cause" shall mean gross neglect by a Participant of the Participant's duties to the Bank, conviction of the Participant of any felony, conviction of the Participant of any lesser crime or offense involving the property of the Bank or any of its subsidiaries or affiliates, willful misconduct by the Participant in connection with the performance of any material portion of the Participant's duties to the Bank, breach by the Participant of any material provision of the Bank's employment policies including the Code of Ethics, or any other conduct on the part of the Participant which would make the Participant's continued employment by the Bank materially prejudicial to the best interests of the Bank. "Cause" also shall include the bases set forth in the provisions of 12 C.F.R. Section 563.39(b)(1) or successor regulation defining termination for cause in employment agreements for employees of a savings association.

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     "Change of Control Event" means the occurrence of any of the following:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of either (1) the then-outstanding shares of common stock (the "Outstanding Company Common Stock") of Golden State Bancorp Inc. (the "Company") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (a) the following acquisitions shall not constitute, or be deemed to cause, a Change of Control Event: (i) any increase in such percentage ownership of a Person to 20% or more resulting solely from any acquisition of shares directly from the Company or any acquisition of shares by the Company, provided, however, that any subsequent acquisitions of shares by such Person that would add, in the aggregate, 2% or more (measured as of the date of each such subsequent acquisition) to such Person's beneficial ownership of Outstanding Company Common Stock or Outstanding Company Voting Securities shall be deemed to constitute a Change of Control Event, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (iii) any acquisition by Ronald O. Perelman, Gerald J. Ford or an entity controlled by either or both of them; or
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of paragraph (c) below; or

     (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board of Directors of the Company; or

     (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then Outstanding Company Common Stock and Outstanding Company Voting Securities, immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-

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outstanding  shares  of  common  stock  and the  combined  voting  power  of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) individuals who were on the Incumbent board cease to constitute at least a majority of the members of the board of directors of the corporation resulting from the Business
Combination;   provided,  however,  that  any  individual  becoming  a  director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board of Directors of the Company; or

Notwithstanding the foregoing, the occurrence of an event described in the above paragraphs (a) through (c), inclusive, shall not be deemed to constitute a Change of Control Event if, following the occurrence of such event, Gerald J. Ford continues to serve as the Chairman and Chief Executive Officer of the Company (in the case of a Business Combination, of the surviving company in such Business Combination). However, if a Change of Control Event does not occur solely because of the operation of the preceding sentence, then a Change of Control Event shall occur upon the subsequent death or permanent disability of Gerald J. Ford.

     (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

"Code" shall have the meaning set forth in Section 6.13.

"Committee" shall have the meaning set forth in Article III.

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     "Company" shall have the meaning set forth within the definition of "Change of Control."

     "Disability" shall mean that a Participant has suffered a physical or mental disability, whether total or partial, such that the Participant is unable to perform the Participant's services to the bank for (i) a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period.

     "Excess Amount" shall have the meaning set forth in Section 6.13.

     "Incumbent Board" shall have the meaning set forth within the definition of "Change of Control."

     "Outstanding Company Common Stock" shall have the meaning set forth within the definition of "Change of Control."

     "Outstanding Company Voting Securities" shall have the meaning set forth within the definition of "Change of Control."

     "Participant" shall have the meaning set forth in Article IV.

     "Payment Date" shall mean the earlier to occur of (a) the date of a Change of Control Event or (b) December 31, 2002.

     "Person" shall have the meaning set forth within the definition of "Change of Control."

     "Plan" means this California Federal Bank, A Federal Savings Bank, 1998 Change of Control Plan, as amended from time to time.

     "Plan Payment" shall mean for a Participant the product of (a) 125% of the Participant's base salary as of December 31, 1998, as set forth on Exhibit A hereto opposite such Participant's name under the heading "Base Award Amount" multiplied by (b)such Participant's Vested Percentage as of the Payment Date.

     "Service Period" shall have the meaning set forth in Section 5.2.

     "Vested Percentage" means the quotient of the Participant's Service Period divided by 60.

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                                   ARTICLE III
                                 ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Bank Board (the "Committee"). Without limitation, the Committee shall: (i) interpret the Plan; (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan; and (iii) make such other determinations and take such other action as it deems necessary or advisable. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

                                   ARTICLE IV
                                  PARTICIPANTS

     The Board has selected the individuals listed on Exhibit A to be the Participants in the Plan. "Participant" shall mean the individuals listed on Exhibit A hereto; provided, however, that an officer whose employment with the Bank is terminated by the Bank for Cause or by the Participant for a reason other than death or Disability, shall cease to be a "Participant" hereunder simultaneously with such termination. A Participant whose employment with the Bank is terminated by the Bank for a reason other than for Cause or who terminates his or her employment due to Disability shall nonetheless continue to be a Participant hereunder. If a Participant's employment with the Bank is terminated due to the Participant's death, then the person or entity that succeeds to the Participant's interest under the Plan shall be entitled to receive any Plan Payment which the Participant would have received if the Participant had been employed by the Bank on the Payment Date.

                                    ARTICLE V
                                  PLAN PAYMENTS

     5.1 Payment of Plan Payments. On the Payment Date, the Bank shall make a Plan Payment to each person who then is a Participant in the Plan and, if applicable, to the person or entity that has succeeded to a deceased
Participant's interest under the Plan. Plan Payments shall be paid by Bank check, which need not be a certified check or a cashier's check. The Bank shall deduct or withhold from any Plan Payment made hereunder all federal, state and local income taxes, Social Security, FICA, FUTA and other amounts that the Bank determines are required by law to be withheld. Simultaneously with or prior to the payment of the Plan Payments, the President and Chief Operating Officer or other appropriate officer of the Bank shall deliver to each Participant a written notice setting forth the calculation of such Participant's Plan Payment.

     5.2 Service Period. Set forth opposite each initial Participant's name on Exhibit A hereto under the heading "First Month of Service" is the month and year during which the Participant entered into his or her current employment relationship with the Bank (as owned by First Nationwide Holdings Inc., effective January 3, 1997) or First Madison Bank, FSB; First

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Gibraltar Bank, FSB; or First  Nationwide Bank, A Federal Savings Bank (as owned by First Nationwide Holdings Inc., effective October 1, 1994). For purposes of determining a Participant's Vested Percentage, the Participant's "Service Period" shall be the total number of months beginning with the Participant's First Month of Service and ending with the last day of the month during which the Payment Date occurs (inclusive); provided, however, the maximum possible Service Period for purposes of such determination shall be 60 months.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     6.1 Non-Assignability. A Participant's right to a Plan Payment may not be transferred or assigned other than by will or by the laws of descent and distribution, in all cases subject to the terms and provisions hereof.

     6.2 No Right To Continue In Employment. Nothing in the Plan confers upon any employee the right to continue in the employ of the Bank or interferes with or restricts in any way the right of the Bank to discharge any employee at any time (subject to any contractual rights of such employee).

     6.3 Indemnification Of Board and Committee. No member of the Bank Board or the Committee, nor any officer or employee of the Bank acting on behalf of the Bank Board or Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Bank Board or the Committee and each officer or employee of the Bank acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Bank in respect of any such action, determination or interpretation.

     6.4 Plan Funding. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Bank for payment of any amounts hereunder. No Participant or any other person shall have any interest in any particular assets of the Bank by reason of the right to receive a Plan Payment under the Plan. Participants shall have only the rights of a general unsecured creditor of the Bank and only at such time or times when such rights may arise in accordance with the terms hereof.

     6.5 Governing Law. This Plan shall be construed in accordance with the laws of the State of California and the rights and obligations created hereby shall be governed by the laws of the State of California.

     6.6 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Bank, its successors and assigns, and the Participants, and their respective heirs and personal representatives.

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     6.7  Construction  of  Plan.  The  captions  used  in  this  Plan  are  for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

     6.8  Integrated   Plan.  This  Plan  constitutes  the  final  and  complete
expression of the Bank's agreement with respect to the subject matter hereof.

     6.9 Effective Date and Termination Date. The effective date of the Plan shall be December 31, 1998. The Termination Date of this Plan shall be the earlier to occur of (i) the date on which the Bank Board determines to terminate the Plan pursuant to Section 6.11 or (ii) the Payment Date.

     6.10 Compliance with Other Laws and Regulations. The Bank Board may obtain such agreements or undertakings, if any, as the Bank Board may deem necessary or advisable to assure compliance with any law or regulation of any governmental authority or any national securities exchange or other forum in which the Bank's common stock is traded. The Plan and any Plan Payment hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

     6.11 Amendment; Termination. The Bank Board may terminate the Plan; provided, however, that on the effective date of such termination the Bank shall pay to each Participant (and, if applicable, to the person or entity that has succeeded to a deceased Participant's interest under the Plan) the amount set forth on Exhibit A hereto opposite such Participant's name under the heading "Base Award Amount," without regard to such Participant's Vested Percentage or Service Period. The Bank Board may amend this Plan without the consent of the Participants if such amendment will not reduce the amount to be paid to any Participant or otherwise materially affect the rights or benefits of any Participant. Notwithstanding the foregoing, the Bank Board may amend this Plan to delete Section 6.13 without obtaining the consent of the Participants.

     6.12 Plan Subject to Applicable Law. Any payments made to any Participant pursuant to this Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

     6.13 Limitation on Payments.

          (a) Notwithstanding anything in this Plan to the contrary, in the event it shall be determined that any payment or distribution made, or benefit provided, by the Bank or the Company to or for the benefit of any Participant (whether paid or payable or distributed or distributable or provided pursuant to the terms hereof or otherwise) would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the Plan Payment payable pursuant to such Participant pursuant to this Plan shall be reduced so that the aggregate present value of all

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     payments  in the nature of  compensation  to (or for the  benefit  of) such
     Participant which are contingent on a change of control (as defined in Code
     Section 280G(b)(2)(A)) is One Dollar ($1.00) less than the amount which such Participant could receive without being considered to have received any parachute payment (the amount of this reduction in the lump sum severance payment is referred to herein as the "Excess Amount"). The determination of the amount of any reduction required by this Section shall be made by an independent accounting firm selected by the Bank Board, and such determination shall be conclusive and binding on such Participant.

          (b) Notwithstanding the provisions of item (a) of this Section, if it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding which has been finally and conclusively resolved, that an Excess Amount was received hereunder by a Participant, then such Excess Amount shall be deemed for all purposes to be a loan to such Participant made on the date the Participant received the Excess Amount and such Participant shall repay the Excess Amount to the Bank on demand (but no less than ten (10) days after written demand is received by such Participant) together with interest on the Excess Amount at the "applicable Federal rate" (as defined in Section 1274(d) of the Code) from the date of the Participant's receipt of such Excess Amount until the date of such repayment.

     IN WITNESS WHEREOF, this Plan has been executed as of the 25th day of March, 1999.


                                       CALIFORNIA FEDERAL BANK
                                       A FEDERAL SAVINGS BANK




                                       By:      /s/ Gerald J. Ford
                                       -----------------------------------------
                                       Name: Gerald J. Ford
                                       Title: Chairman & Chief Executive Officer

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